Exhibit 10.8

THE WE COMPANY

2019 OMNIBUS INCENTIVE PLAN

Section 1.     Purpose of Plan.

The name of the plan is The We Company 2019 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to officers, employees, non-employee directors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Profits Interests Unit Awards, Cash Awards or any combination of the foregoing.

Section 2.     Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Acquisition Award” means any Award that is (i) assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transactions) or (ii) issued in replacement of an award cancelled under a predecessor equity incentive plan of the Company or any of its Affiliates.

(b)    “Administrator” means the Board or the Committee (or a delegate appointed in accordance with Section 3 hereof).

(c)    “Affiliate” means a Person that, at the applicable time, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term Affiliate shall, unless otherwise determined by the Administrator, include entities in which the Company holds 50% or more voting control.

(d)    “Aggregator” means The We Company PI L.P.

(e)    “Aggregator Class PI Common Units” means Award Units of the Aggregator (as defined in the Aggregator LP Agreement).

(f)    “Aggregator LP Agreement” means Amended and Restated Exempted Limited Partnership Agreement of The We Company PI L.P.

(g)    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award, Profits Interests Unit Award, or Cash Award granted under the Plan.

(h)    “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(i)    “Base Price” has the meaning set forth in Section 8(b) hereof.

(j)    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(k)    “Board” means the Board of Directors of the Company.

(l)    “Cash Award” means an Award granted pursuant to Section 12 hereof.

(m)    “Cause” shall have the meaning ascribed to such term in the Participant’s employment, consulting, or severance agreement with the Company, if such agreement contains a definition of “Cause” for termination of employment or other relationship. Otherwise, “Cause” has the meaning determined by the Administrator and set forth in the applicable Award Agreement or, if there is no such definition in the Award Agreement, shall mean (1) repeated failure by the Participant to perform the Participant’s reasonably assigned duties, (2) the Participant’s engagement in dishonesty, gross negligence or misconduct, which in the case of dishonesty only has had a material adverse effect on the Company’s business or affairs, (3) the Participant’s conviction of, or entrance of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony as permitted by law, (4) material breach by the Participant of any invention and non-disclosure agreement or non-competition and/or non-solicitation agreement with the Company or its Affiliates, as applicable, (5) intentional misconduct by the Participant or intentional failure by the Participant to perform the Participant’s responsibilities to the Company, (6) the Participant’s failure to cooperate or assist with any investigation involving the Company or (7) the Participant’s failure to comply with any of the Company’s policies, including, but not limited to, harassment, workplace conduct and/or discrimination policies of the Company or any of its Affiliates. For purposes of the Plan, the Company shall have the sole authority to make a finding or determination of “Cause” and a finding or determination of “Cause” by the Company shall be final and binding on all parties. The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines within 30 days after the Participant’s resignation that termination for Cause was warranted

(n)    “Change in Capitalization” means any (1) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

(o)    “Change in Control” means the occurrence, in a single transaction or a series of related transactions, of any one or more of the events set forth in the following paragraphs:

(1)    any Exchange Act Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than in connection with a transaction described in clause (I) of paragraph (3) below; or

(2)    the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”); or

(3)    there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities outstanding immediately after such merger or consolidation of either the Company or such surviving entity or, if the Company or the entity surviving such merger is then a Subsidiary, the ultimate parent thereof (with such securities being held by the shareholders of the Company prior to the transaction in substantially the same proportions as their ownership of the voting securities of the Company immediately after such merger or consolidation) and (B) the Incumbent Directors continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a Subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Exchange Act Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Exchange Act Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(4)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale, or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of an initial public offering or the consummation of any transaction or series of integrated transactions immediately following which the shareholders of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the voting securities or assets of the Company immediately following such transaction or series of transactions, (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code, and (iii) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Award(s) subject to such agreement.

(p)    “Class A Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.

(q)    “Class B Common Stock” means the Class B common stock, par value $0.001 per share, of the Company.

(r)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(s)    “Committee” means the Compensation Committee of the Board (or any other committee or subcommittee of the Board which the Board may appoint to administer the Plan). Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee (except as such functions may be delegated pursuant to Section 3).

(t)    “Common Stock” means the Class A Common Stock and the Class B Common Stock, as the context requires.

(u)    “Company” means The We Company, a Delaware corporation (or any successor company).

(v)    “Disability” means, with respect to any Participant, that such Participant, as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(w)    “Effective Date” has the meaning set forth in Section 19 hereof.

(x)    “Eligible Recipient” means an officer, employee, non-employee director, or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(y)    “Employer” means the Company or an Affiliate or Subsidiary that employs or retains a Participant, as applicable.

(z)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(aa)    “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company; or (v) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities (including any Affiliate of any natural person, entity or group described in this clause (v)).

(bb)    “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase such shares of Class A Common Stock issuable upon the exercise of such Option.

(cc)    “Fair Market Value” of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(dd)    “Free Standing Right” has the meaning set forth in Section 8(a) hereof.

(ee)    “Good Reason” shall have the meaning ascribed to such term in the Participant’s employment, consulting, or severance agreement with the Company, if the Participant has such agreement and such agreement contains a definition of “good reason” for termination of employment or other relationship (in which case such definition shall govern, notwithstanding any other potentially applicable definition). Otherwise, “Good Reason” has the meaning determined by the Administrator and set forth in the applicable Award Agreement or, if there is no such definition in the Award Agreement, means the occurrence (without the Participant’s express written consent) of any of the following events following a Change in Control:

(1)    a material reduction by the Employer in the Participant’s annual base salary or target annual bonus opportunity as in effect on the date immediately prior to the Change in Control; or

(2)    the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment on the date immediately prior to the Change in Control;

provided, that the Participant must (i) provide the Employer with a written notice of the Participant’s intent to terminate employment and a description of the event the Participant believes to constitute Good Reason within ninety (90) days after the initial existence of the event and (ii) the Company shall have thirty (30) days after the Participant provides the notice described above to cure the circumstance that constitutes Good Reason.

(ff)    “Incentive Stock Options” shall mean Options which qualify as “incentive stock options” under Section 422 of the Code and the regulations promulgated thereunder.

(gg)    “LP Agreement” means the Amended and Restated Agreement of Limited Partnership of The We Company Management Holdings L.P., dated as of July 15, 2019, as it may be amended from time to time.

(hh)    “Management LP” means The We Company Management Holdings L.P.

(ii)    “Nonqualified Stock Options” shall mean Options which are not Incentive Stock Options.

(jj)    “Option” means an option to purchase shares of Class A Common Stock granted pursuant to Section 7 hereof.

(kk)    “Other Stock-Based Award” means an Award granted pursuant to Section 10(a) hereof.

(ll)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, a Participant’s permitted transferees (if any, as authorized by the Administrator in writing prior to any such Transfer) and, upon a Participant’s death, his or her successors, heirs, executors and administrators, as the case may be.

(mm)    “Partnership Class PI Common Units” has the meaning set forth in the LP Agreement.

(nn)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(oo)    “Plan” has the meaning set forth in Section 1 hereof.

(pp)    “Profits Interests Units” means interests in Management LP or Aggregator consisting of Partnership Class PI Common Units or Aggregator Class PI Common Units (as the case may be), as more fully described in Section 10(b).

(qq)    “Profits Interests Units Awards” means Awards of Profits Interests Units, as more fully described in Section 10(b).

(rr)    “Related Right” has the meaning set forth in Section 8(a) hereof.

(ss)    “Restricted Stock” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

(tt)    “Restricted Stock Unit” means the right, granted pursuant to Section 9 below, to receive a share of Class A Common Stock or, in the case of an Award denominated in cash, to receive the amount of cash per unit equal to the Fair Market Value of a share of Class A Common Stock as determined by the Administrator in connection with the Award.

(uu)    “Rule 16b-3” has the meaning set forth in Section 3(a) hereof.

(vv)    “Share” or “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(ww)    “Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

(xx)    “Stock Bonus” means a bonus payable in fully vested shares of Class A Common Stock granted pursuant to Section 11 hereof.

(yy)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, 50% or more of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(zz)    “Transfer” has the meaning set forth in Section 17 hereof.

Section 3.     Administration.

(a)    The Plan shall be administered by the Administrator and, to the extent applicable, to permit awards to be exempt from the “short-swing” rules of Section 16(b) of the Exchange Act pursuant to the operation of Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)    to select those Eligible Recipients who shall be Participants;

(2)    to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Profits Interests Units Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3)    to determine the number of Shares or the amount of cash to be covered by each Award granted hereunder;

(4)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock, Restricted Stock Units and Profits Interests Units Awards and the conditions under which such restrictions shall lapse, (ii) any performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and Base Price of each Stock Appreciation Right, (iv) the vesting schedule applicable to each Award and (v) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6)    to determine the Fair Market Value in accordance with the terms of the Plan;

(7)     to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(8)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9)    to determine whether a Person is an Affiliate;

(10)    to determine the treatment of Awards in the event that an entity ceases to be an Affiliate of the Company; and

(11)     to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation. Subject to applicable laws and regulations, the Board or the Committee may delegate administrative authority hereunder to an officer of the Company or to such other individual or group as the Board or Committee may determine in its discretion.

Section 4.     Shares Reserved for Issuance; Other Limitations; Director Compensation Limit.

(a)    The maximum number of shares of Common Stock reserved for issuance under the Plan shall be              shares of Class A Common Stock and              shares of Class B Common Stock (subject to adjustment as provided by Section 5, the “Share Reserve”). Shares of Common Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transactions) will not count against the maximum number of shares that may be granted under the Plan. Commencing on January 1, 2022 and on each subsequent anniversary thereof (but not following the ten year anniversary of the Effective Date), the number of shares of Class A common stock in the Share Reserve shall be increased by a number of shares of Class A Common Stock equal to either (i) [    ]% of the total number of shares of Class A Common Stock outstanding on the last trading day of the immediately preceding December or (ii) such lesser amount determined by the Board; provided however that on any such anniversary the Board may also determine that the increase otherwise determined pursuant to this sentence shall be, in whole or in part, in the form of Class B Common Stock.

(b)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award (other than shares of Class B Common Stock) are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or Stock Appreciation Right under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of shares of Class A Common Stock, the full number of shares of Class A Common Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in shares of Class A Common Stock, but paid or settled in cash, the number of shares of Class A Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Class A Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Class A Common Stock available for Awards under the Plan.

(c)    Incentive Stock Options may be granted with respect to a maximum of              shares of Class A Common Stock (subject to adjustment pursuant to Section 5 hereof).

(d)    The shares of Class B Common Stock reserved for issuance hereunder shall be available solely for issuance pursuant to the conversion described in Article XV of the LP Agreement in accordance with the terms thereof.

(e)    Eligible Recipients who are non-employee members of the Board are eligible for Awards hereunder; provided, however, that the maximum amount of compensation awarded to a non-employee member of the Board (pursuant to this Plan or otherwise) in respect of service on the Board for a calendar year (including the amount of cash plus the grant date fair value of equity awards made in such calendar year) shall not exceed              (which limitation shall not be subject to proration for a non-employee director’s initial full or partial year of service on the Board).

Section 5.     Equitable Adjustments.

(a)    In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of shares of Common Stock or cash that may be subject to Awards granted to any Participant in any calendar year or which may be made subject to Incentive Stock Options, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, nothing in this Section 5 shall be deemed to limit the provisions of Section 13 under the Plan.

(b)    The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive. Notwithstanding the foregoing, any adjustment made pursuant to this Section 5 shall (i) to the extent necessary to avoid adverse tax consequences under Section 409A of the Code, be made in compliance with the requirements of Section 409A of the Code and (ii) in the case of Incentive Stock Options, unless otherwise determined by the Administrator, be made in compliance with the requirements of Sections 422 and 424(a) of the Code.

(c)    Equitable adjustments with respect to Profits Interests Units Awards and Aggregator Class PI Common Units shall be determined in a manner consistent with the LP Agreement or Aggregator LP Agreement, as applicable (and shall comply with the requirements of any Award Agreement applicable to the Profits Interests Units Award).

Section 6.     Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.     Options.

(a)    General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Options which are not designated as Incentive Stock Options in the Award Agreement or which otherwise do not qualify as Incentive Stock Options shall constitute Nonqualified Stock Options.

(b)    Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event (other than in the case of an Acquisition Award) shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Class A Common Stock on the date of grant.

(c)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

(d)    Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the

Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including a broker-assisted cashless procedure or the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)    Rights as Stockholder. A Participant shall have no rights to dividends or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 hereof.

(g)    Termination of Employment or Service. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, any Options then held by the Participant shall be treated as follows:

(1)    If such termination is for any reason other than Cause, Disability, or death (including a termination by reason of the employer or other service recipient of the Participant ceasing to be a Subsidiary or Affiliate of the Company, as applicable), (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three (3) months after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three (3) month period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death or Disability during such three (3) month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2)    If such termination is on account of the Disability, or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3)    If such termination is for Cause, all outstanding Options granted to such Participant (whether exercisable or not immediately prior to such termination) shall expire at the commencement of business on the date of such termination.

(h)    Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant, in the discretion of the Administrator.

(i)    Incentive Stock Option Provisions. Incentive Stock Options may only be granted to Eligible Recipients who are employees of the Company or a Subsidiary (for purposes of Section 422 of the Code). The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate or Subsidiary of the Company) will not exceed             . If the Fair Market Value of Shares on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds             , then the Options for the first              worth of Shares to become exercisable in such calendar year will be Incentive Stock Options and the Options for the amount in excess of              that become exercisable in that calendar year will be Nonqualified Stock Options. No Incentive Stock Option shall be granted to any Eligible Recipient if such Eligible Recipient owns, immediately prior to the grant of the Incentive Stock Option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such Incentive Stock Option shall be at least 110% of its Fair Market Value at the time such Incentive Stock Option is granted and the Incentive Stock Option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining such stock ownership, the provisions of Section 424(d) of the Code shall be controlling.

Section 8.     Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights (or “SARs”) may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)    Base Price. Each Stock Appreciation Right shall be granted with a base price (other than in the case of an Acquisition Award) that is not less than one hundred percent (100%) of the Fair Market Value of the related shares of Class A Common Stock on the date of grant (such amount, the “Base Price”).

(c)    Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Class A Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 16 hereof and has been transferred such shares of Class A Common Stock.

(d)    Exercisability.

(1)    Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)    Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e)    Consideration Upon Exercise.

(1)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised (rounded down to the nearest whole Share).

(2)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised (rounded down to the nearest whole Share). Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)    Notwithstanding the foregoing, the Administrator may determine to grant a Stock Appreciation Right which permits the Administrator to settle the exercise of such Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f)    Termination of Employment or Service.

(1)    Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, any Free Standing Rights then held by the Participant shall be treated as follows:

(i)    If such termination is for any reason other than Cause, Disability, or death (including a termination by reason of the employer or other service recipient of the Participant ceasing to be a Subsidiary or Affiliate of the Company, as applicable), (A) Free Standing Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three (3) months after such termination, on which date they shall expire, and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three (3) month period described in this Section 8(f)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death or Disability during such three (3) month period. Notwithstanding the foregoing, no Free Standing Rights shall be exercisable after the expiration of its maximum term.

(ii)    If such termination is a result of the Disability, or death of the Participant, (A) Free Standing Rights granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Free Standing Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Free Standing Right shall be exercisable after the expiration of its term.

(iii)    If such termination is for Cause, all outstanding Free Standing Rights granted to such Participant (whether exercisable or not immediately prior to such termination) shall expire at the commencement of business on the date of such termination.

(2)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g)    Term.

(1)    The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9.     Restricted Stock and Restricted Stock Units.

(a)    General. Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the performance objectives (if any); and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained or satisfied, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)    Awards and Certificates.

(1)    Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. Restricted Stock may also be evidenced in uncertificated form or by a book entry record. The Company may require that the stock certificates, if any, evidencing Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for shares of unrestricted Class A Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock.

(2)    With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, stock certificates in respect of the shares of Class A Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Class A Common Stock underlying the Restricted Stock Units.

(3)    Notwithstanding anything in the Plan to the contrary, any Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form or by a book entry record.

(4)    Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code (or in accordance with an Award Agreement that complies with Section 409A), and absent such a deferral such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within other such period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

(c)    Restrictions and Conditions. The Restricted Stock and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1)    The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as an officer, director, or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.

(2)    Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and, only to the extent specifically provided in the applicable Award Agreement, to receive any dividends declared with respect to such shares. The Participant shall not have the rights of a stockholder with respect to shares of Class A Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of shares of Class A Common Stock covered by Restricted Stock Units may, only to the extent specifically set forth in an Award Agreement, be provided to the Participant. Notwithstanding the foregoing, any dividend or dividend equivalent awarded with respect to Restricted Stock or Restricted Stock Units shall, unless otherwise set forth in an applicable Award Agreement, be subject to the same restrictions, conditions and risks of forfeiture as the underlying Restricted Stock or Restricted Stock Units.

(d)    Termination of Employment or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

(e)    Form of Settlement. The Administrator reserves the right in its sole discretion to provide (at the time of grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit equal to the Fair Market Value of the Shares subject to the award at the time of delivery.

Section 10.     Other Stock-Based Awards; Profits Interests Units Awards.

(a)    Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Class A Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (provided that dividend equivalents will not be granted in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Class A Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Class A Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.

(b)    The Administrator is authorized to grant Profits Interests Unit Awards to Participants which shall have such terms and conditions as the Administrator may determine, subject to the term of the LP Agreement or the Aggregator LP Agreement, as the case may be. The Administrator shall have the authority to determine the number of Partnership Class PI Common Units or Aggregator Class PI Common Units underlying Profits Interests Unit Awards and all other terms and conditions, including but not limited to vesting conditions, including performance-based vesting conditions, in light of all applicable circumstances, subject to the provisions of the LP Agreement or the Aggregator LP Agreement, as the case may be.

(c)    The Administrator may transfer to Participants who previously held Partnership Class PI Common Units shares of Class B Common Stock in respect of the conversion provided under Article XV of the LP Agreement.

Section 11.     Stock Bonuses.

The Administrator may grant Stock Bonuses hereunder, to such Eligible Recipients and in such amounts as the Administrator may determine (subject to the terms of the Plan). In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

Section 12.     Cash Awards.

Without limitation of the rights of the Company or any Affiliate to provide cash awards under other non-shareholder approved plans or arrangements, the Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time (subject to the terms of the Plan). Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.

Section 13.     Change in Control Provisions.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement or in the agreement resulting in the Change in Control, in the event that a Change in Control occurs and the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause (or is terminated by the Participant for Good Reason) on or after the effective date of the Change in Control but prior to the twelve (12) month anniversary of the Change in Control, then any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable and all restrictions, conditions and forfeiture provisions applicable to an Award shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at the target level of performance (or if a target level of performance is not specified, the maximum level of performance). In addition, in connection with a Change in Control, Awards shall be subject to the agreement resulting in the Change in Control, which need not treat all outstanding Awards in an identical manner. Subject to the terms of the applicable Award Agreement, the agreement resulting in the Change in Control may provide for one or more of the following with respect to outstanding Awards as of the effective date of such Change in Control:

(a)    the continuation of such outstanding Awards by the Company (if the Company is the successor entity);

(b)    the assumption of outstanding Awards by the successor or acquiring entity (if any) in such Change in Control (or by any of its parents, if any), subject to equitable adjustment, as determined by the Administrator;

(c)    the substitution by the successor or acquiring entity in such Change in Control (or by any of its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any Option or SAR, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code);

(d)    the full or partial exercisability or vesting and accelerated expiration of outstanding Awards; or

(e)    the settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) based upon the Fair Market Value as applicable in the Change in Control (as determined by the Administrator), followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Administrator, in its discretion.

Notwithstanding the forgoing, in the event an Award is not assumed or substituted by a successor entity in connection with a Change in Control, such Award shall be fully vested immediately prior to such Change in Control, with any performance conditions imposed with respect to such Award shall be deemed to be fully achieved at the target level of performance.

Section 14.     Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s shareholders for any amendment to the Plan that would require such approval pursuant to any rules of the stock exchange on which the Common Stock is traded or other applicable law, as determined by the Board. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 15.     Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16.     Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, the amount of any such applicable taxes required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall have the right to deduct any such taxes, up to the maximum amount to the extent permitted by law, from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations, or (iii) pursuant to a broker-assisted cashless exercise procedure. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award and may, subject to any required Participant consent, withhold with respect to amounts up to the maximum statutory withholding rate.

Section 17.     Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan and the applicable Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 18.     Continued Employment or Service.

Neither the adoption of the Plan nor the grant of any Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time. The existence of the Plan and the grant of any Award hereunder shall not be construed to create an employment relationship between the Company or an Affiliate with respect to any Participant retained as a consultant or serving the Company as a non-employee director.

Section 19.     Effective Date.

The Plan was adopted by the Board on                 , was approved by the Company’s shareholders on                 , and shall become effective without further action as of the later of (a) the effectiveness of the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission on                 , and (b) the Common Stock being listed or approved for listing upon notice of issuance on the              (the date of such effectiveness, the “Effective Date”).

Section 20.     Term of Plan.

No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date; provided, that but awards theretofore granted may extend beyond that date.

Section 21.     Securities Matters and Regulations.

(a)    Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state and foreign securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)    Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)    In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933 (as amended, the “Securities Act”) and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 22.     Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23.     No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24.     Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. In the event of a Participant’s death, if no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25.     Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant shall be permitted through the use of such an automated system.

Section 26.     Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27.     Clawback.

Notwithstanding any other provisions in this Plan, any Award will be subject to both (a) any compensation recovery or clawback policy consistent with Section 304 of Sarbanes-Oxley Act of 2002, as amended, and any other legally required recovery or clawback; and (b) any other compensation recovery or clawback policy that the Company or any Affiliate may adopt in the future.

Section 28.     Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the

Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 29.     No Re-Pricing.

Without limitation of the authority set forth in Section 5 hereof, no Option or SAR shall have its Exercise Price or Base Price lowered nor shall any Option or SAR be settled, cancelled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new Option or SAR with an Exercise Price or Base Price that is less than that of such settled, cancelled, forfeited, exchanged or surrendered Option or SAR, unless the shareholders of the Company shall have approved of such transaction. For the avoidance of doubt (and without limitation of the authority set forth in Section 5 hereof), Options or Stock Appreciation Rights with an exercise or strike price that is equal to or greater than the current Fair Market Value of the underlying shares of Class A Common Stock shall not be cancelled in exchange for a cash payment.

Section 30.     Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.